Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan, as amended, of IDM Pharma, Inc. of our report dated March 7, 2005, with respect to the consolidated financial statements of Immuno-Design Molecules, S.A. as of December 31, 2004 and for the two years in the period ended December 31, 2004 included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ JEAN-YVES JEGOUREL
Ernst & Young Audit represented by
Jean-Yves Jégourel, Partner
Paris, France
June 28, 2007